Exhibit 99.1

Dragonfly Energy Reports Fourth Quarter and Full Year 2022 Financial Results

Full year 2022 Revenue grew to $86.3 million, 10.6% higher compared to 2021

RENO, NEVADA (March 29, 2023) — Dragonfly Energy Holdings Corp. (“Dragonfly” or the “Company”) (Nasdaq: DFLI), an industry leader in energy storage and producer of deep cycle lithium-ion storage batteries, today reported financial and operational results for the fourth quarter and full year of 2022.

Fourth Quarter 2022 Financial Highlights

●	Net Sales of $20.2 million were unchanged compared to Q4 2021
●	Gross Profit of $4.4 million, decreased $1.7 million from $6.1 million in Q4 2021
●	Operating expenses of $(12.5) million, were higher compared to $(6.2) million in Q4 2021
●	EBITDA was a negative $(7.8) million, lower compared to $0.1 million in Q4 2021
●	Adjusted EBITDA was a negative $(4.8) million, compared $1.0 million in Q4 2021

Full Year 2022 Financial Highlights

●	Net Sales of $86.3 million were 10.6% higher compared to $78.0 million in 2021
●	Gross Profit of $24.0 million was lower compared to $29.6 million in 2021
●	Operating expenses of $(37.5) million, increased compared to $(23.2) million in 2021
●	EBITDA for the full year 2022 was a negative $(12.6) million, compared to $7.1 million in 2021
●	Adjusted EBITDA for the full year 2022 was a negative $(7.9) million, compared to $8.5 million in 2021
●	Cash was $17.8 million, and debt was $76.2 million on December 31, 2022

Operational and Business Highlights

●	Number of batteries sold in 2022 was 28.6% higher at 95,949 units compared to 74,632 units sold in 2021
●	Launch of Dragonfly IntelLigence™ providing reliable communication capabilities via unique mesh network, enabling accurate remote monitoring for entire lithium battery banks via Dragonfly Mobile App
●	Granted patent for “systems and methods for dry powder coating layers of an electrochemical cell” enabling development of non-flammable cells

“We executed well in 2022, with strong Net Sales and record growth within the OEM segment, while effectively managing headwinds that challenged the wider industry,” said Denis Phares, CEO of Dragonfly Energy. “We have a robust patent portfolio and we continued to innovate, offering great new products like out IntelLigence line, and Dragonfly’s dry powder coating cell manufacturing technology and non-flammable battery technology, for which we have already begun production of the cell pilot. We are excited to execute on our plan for the next 18 months and we look forward to sharing our progress in the coming quarters.”

Fourth Quarter and Full Year 2022 Financial and Operating Results

Fourth quarter 2022 Net Sales were $20.2 million, which was unchanged versus the fourth quarter of 2021. Full year 2022 Net Sales increased 10.6% to $86.3 million compared to $78.0 million in 2021. While total battery unit sales increased, we saw a significant mix shift toward OEMs, which typically carry lower average sale prices.

Fourth quarter 2022 Gross Profit was $4.4 million, lower compared to $6.1 million in the fourth quarter of 2021. Full year 2022 Gross Profit was $24.0 million, lower than in 2021 at $29.6 million. The decline in both periods was primarily driven by a change in revenue mix that favored a larger percentage of lower margin OEM sales, as well as a relative increase in some components of cost of goods.

Fourth quarter 2022 Operating Expenses were $(12.5) million, which was higher compared to $(6.2) million in the fourth quarter of 2021. Full year 2022 Operating Expenses of $(37.5) million, increased compared to $(23.2) million in 2021. The fourth quarter and full year included business combination and other deal related expenses of $(1.1) million associated with the company going public in October 2022.

Fourth quarter 2022 Net Loss was $(11.7) million, compared to a Net Loss of $(0.1) million in the fourth quarter of 2021. The Company recognized a Net Loss for the full year 2022 of $(19.1) million, versus Net Income of $4.3 million in 2021.

Fourth quarter 2022 EBITDA was $(7.8) million, compared to $0.1 million in 2021. Full year 2022 EBITDA was $(12.6) million, compared to $7.1 million in 2021.

Fourth quarter 2022 Adjusted EBITDA, excluding stock-based compensation, deal-related expenses and other one-time items, was $(4.8) million, compared to $0.9 million in the fourth quarter of 2021. Full year 2022 Adjusted EBITDA excluding stock-based compensation, deal-related expenses and other one-time items, was $(7.9) million, compared to $8.5 million in 2021.

The Company ended the fourth quarter of 2022 with $17.8 million in cash and $76.2 million in debt. Dragonfly retains strong financial flexibility with access to a $150 million equity line of credit.

1Q & Full Year 2023 Guidance

First quarter 2023:

●	Net Sales are expected to range between $17 - $19 million, as softer demand from within the DTC segment is expected to be more than offset by growth within the OEM segment

●	Gross Margin is expected to increase modestly due to lower overhead, depreciation and labor costs

●	Operating Expenses are expected to be $11.5 - $12.5 million, in-line with recent quarters when excluding the impacts from our business combination

●	Other Income (Expense) is expected be an expense in the range of $(3.5) - $(3.7) million

●	Net Losses are expected to be between $(10.5) - $(11.5) million for the quarter, or ($0.27) - ($0.30) per share based on 38.7 million shares outstanding.

Full year 2023:

●	Revenue growth is expected to accelerate as the year passes, with particular strength coming from the OEM business in the second half of 2023

●	Net Sales are expected to be between $112 - $122 million, or 36% higher year-over-year at the mid-point of the range

●	Gross Margins are expected to increase modestly on a year-over-year basis

●	Operating Expenses are expected to increase, but at a slower rate than revenue

●	Net Income is expected to return to being positive in the second half of 2023

Webcast Information

The Dragonfly Energy management team will host a conference call to discuss its fourth quarter and full year 2022 financial results this afternoon, Wednesday, March 29, 2023, at 5pm ET. The call can also be accessed live via telephone by dialing (888) 886-7786 or for international callers (416) 764-8658, and referencing Dragonfly Energy. Please log in to the webcast or dial in to the call at least 10 minutes prior to the start of the event. The live webcast of the conference will also be available at https://investors.dragonflyenergy.com/events-and-presentations/default.aspx on the Events and Presentations page on the Investor Relations section of Dragonfly’s website.

About Dragonfly

Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) headquartered in Reno, Nevada, is a leading supplier of deep cycle lithium-ion batteries. Dragonfly’s research and development initiatives are revolutionizing the energy storage industry through innovative technologies and manufacturing processes. Today, Dragonfly’s non-toxic deep cycle lithium-ion batteries are displacing lead-acid batteries across a wide range of end-markets, including RVs, marine vessels, off-grid installations, and other storage applications. Dragonfly is also focused on delivering an energy storage solution to enable a more sustainable and reliable smart grid through the future deployment of the Company’s proprietary and patented solid-state cell technology. To learn more, visit www.dragonflyenergy.com/investors.

Forward-Looking Statements

The 2022 financial results contained in this press release are subject to finalization in connection with the completion of the audit and the preparation of the Company’s Annual Report Form 10-K report for the year ended December 31, 2022. This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the Company’s guidance for 2023 results of operations and financial position, planned products and services, business strategy and plans, market size and growth opportunities, competitive position and technological and market trends. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. These forward-looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the Company’s control) which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to: the Company’s ability to recognize the anticipated benefits of the of the Company’s recent business combination with Chardan NexTech Acquisition 2 Corp. and related transactions; the Company’s ability to successfully increase market penetration into target markets; the growth of the addressable markets that the Company intends to target; the Company’s ability to access capital as and when needed under its $150 million ChEF Equity Facility; the Company’s ability to protect its patents and other intellectual property; and the Company’s ability to generate revenue from future product sales and its ability to achieve and maintain profitability. These and other risks and uncertainties are described more fully in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Registration Statement on Form S-4 relating to the business combination declared effective by the U.S. Securities and Exchange Commission the (“SEC”) on September 16, 2022 and in the Company’s subsequent filings with the SEC.

If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements contained in this press release speak only as of the date they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Dragonfly Contacts:

Investor Relations

Sioban Hickie, ICR, Inc.

DragonflyIR@icrinc.com

Dragonfly Energy Holdings Corp.

Balance Sheet

Years Ended December 31, 2022 and 2021

(in thousands)

	Unaudited
	2022	2021
Current Assets
Cash	$17,781	$25,586
Restricted cash	-	3,044
Accounts receivable, net of allowance for doubtful accounts	1,444	783
Inventory	49,846	27,127
Prepaid expenses	2,167	293
Prepaid inventory	2,002	7,461
Prepaid income tax	525	-
Other current assets	267	1,787
Total Current Assets	74,032	66,081
Property and Equipment
Property and Equipment, Net	10,760	4,461
Operating lease right of use asset	4,513	5,709
Total Assets	$89,305	$76,251

Current Liabilities
Accounts payable trade	$14,018	$11,360
Accrued payroll and other liabilities	6,295	2,608
Customer deposits	238	434
Uncertain tax position liability	128	-
Income tax payable	-	631
Notes payable, current portion	-	1,875
Operating lease liability, current portion	1,188	1,082
Total Current Liabilities	21,867	17,990
Long Term Liabilities
Notes payable non current, net of debt discount	19,242	37,053
Warrant liabilities	32,831	-
Deferred tax liabilities	-	453
Accrued expenses long term	492	0
Operating lease liability, net of current portion	3,541	4,694
Total Long Term Liabilities	56,106	42,200
Total Liabilities	77,973	60,190

Equity
Common stock, 170,000,000 shares at $0.0001 par value, authorized, 43,272,728 and 36,496,998 shares issued and outstanding as of December 31, 2022 and 2021, respectively	4	4
Preferred stock, 5,000,000 shares at $0.0001 par value, authorized, no shares issued and outstanding as of December 31, 2022 and 2021, respectively	-	-
Additional paid in capital	18,001	3,619
Retained (deficit) earnings	(6,673)	12,438
Total Equity	11,332	16,061
Total Liabilities and Shareholders’ Equity	$89,305	$76,251

The financial data presented for the year ended December 31, 2022 should be considered preliminary and is subject to completion of the Company’s annual close procedures and the Company’s independent auditor has not yet completed their audit.

Dragonfly Energy Holdings Corp.

Statement of Operations

Years Ended December 31, 2022 and 2021

(in thousands, except share and per share data)

	Unaudited
	2022	2021

Net Sales	$86,251	$78,000

Cost of Goods Sold	62,247	48,375

Gross Profit	24,004	29,625

Operating Expenses
Research and development	2,764	2,689
General and administrative	21,106	10,621
Selling and marketing	13,671	9,848

Total Operating Expenses	37,541	23,158

(Loss) Income From Operations	(13,537)	6,467

Other Income (Expense)
Other Income	40	1
Interest expense	(6,945)	(519)
Change in fair market value of warrant liability	5,446	-
Debt extinguishment	(4,824)	-
Total Other Expense	(6,283)	(518)

(Loss) Income Before Taxes	(19,820)	5,949

Income Tax (Benefit) Expense	(709)	1,611

Net (Loss) Income	$(19,111)	$4,338

(Loss) Earnings Per Share Basic	($0.50)	$0.12
(Loss) Earnings Per Share Diluted	($0.50)	$0.11
Weighted Average Number of Shares Basic	38,565,307	35,579,137
Weighted Average Number of Shares Diluted	38,565,307	37,742,337

Dragonfly Energy Holdings Corp.

Statement of Cash Flows

Years Ended December 31, 2022 and 2021

(in thousands)

	Unaudited
	2022	2021
Cash flows from Operating Activities
Net (Loss) Income	$(19,111)	$4,338
Adjustments to Reconcile Net (Loss) Income to Net Cash
Used in Operating Activities
Stock based compensation	1,837	734
Debt extinguishment	4,824	-
Amortization of debt discount	1,822	206
Change in fair market value of warrant liability	(5,446)	-
Deferred tax liability	(453)	122
Non cash interest expense (paid in kind)	1,192	-
Provision for doubtful accounts	108	50
Depreciation and amortization	891	617
Loss on disposal of property and equipment	56	124
Changes in Assets and Liabilities
Accounts receivable	(769)	1,007
Inventories	(22,719)	(21,179)
Prepaid expenses	(1,839)	58
Prepaid inventory	5,459	(6,353)
Other current assets	1,520	(1,214)
Other assets	1,196	1,029
Income taxes payable	(1,156)	(651)
Accounts payable and accrued expenses	3,783	8,903
Uncertain tax position liability	128	(19)
Customer deposits	(196)	(1,345)
Total Adjustments	(9,762)	(17,911)
Net Cash Used in Operating Activities	(28,873)	(13,573)

Cash Flows From Investing Activities
Proceeds from disposal of property and equipment	-	61
Purchase of property and equipment	(6,405)	(2,970)
Net Cash Used in Investing Activities	(6,405)	(2,909)

Cash Flows From Financing Activities
Proceeds from term loan	75,000	-
Proceeds from note payable	-	45,000
Repayment from note payable	(45,000)	-
Payments of OID debt issuance costs	(4,032)	(6,278)
Effect of recapitalization	(7,190)	-
Transaction costs	(9,633)
Proceeds from exercise of options	706	184
Proceeds from stock purchase agreement	15,000	-
Proceeds from revolving note agreement	-	5,000
Repayments of revolving note agreement	-	(5,000)
Net Cash Provided by Financing Activities	24,851	38,906

Net (Decrease) / Increase in Cash and Restricted Cash	(10,849)	22,424
Beginning cash and restricted cash	28,630	6,206
Ending cash and restricted cash	$17,781	$28,630

Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	$773	$2,390
Cash paid for interest	$2,252	$313
Supplemental Non Cash Items
Receivable of options exercised	$-	$250
Purchases of property and equipment, not yet paid	$419	$255
Recognition of right of use asset obtained in exchange for operating lease liability	$-	$5,745
Warrant liability assumed in merger	$1,990	$-
Recognition of warrant liability	$52,956	$-
Cashless exercise of liability classified warrants	$16,669	$-

Dragonfly Energy Holdings Corp.

Statement of Operations

Quarters Ended December 31, 2022 and 2021

(in thousands, except share and per share data)

	Unaudited
	2022	2021

Net Sales	$20,209	$20,179

Cost of Goods Sold	15,766	14,061

Gross Profit	4,443	6,118

Operating Expenses
Research and development	813	790
General and administrative	7,328	2,191
Selling and marketing	4,340	3,194

Total Operating Expenses	12,481	6,175

(Loss) Income From Operations	(8,038)	(57)

Other Income (Expense)
Other Income	40	1
Interest expense	(3,288)	(395)
Change in fair market value of warrant liability	5,446	-
Debt extinguishment	(4,824)	-
Total Other Expense	(2,626)	(394)

(Loss) Income Before Taxes	(10,664)	(451)

Income Tax (Benefit) Expense	991	(371)

Net (Loss) Income	$(11,655)	($80)

(Loss) Earnings Per Share Basic	$(0.27)	$(0.00)
(Loss) Earnings Per Share Diluted	$(0.27)	$(0.00)
Weighted Average Number of Shares Basic	42,948,026	36,102,440
Weighted Average Number of Shares Diluted	42,948,026	36,102,440

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial measures including EBITDA and Adjusted EBITDA as a supplement to GAAP financial information to enhance the overall understanding of the Company’s financial performance and to assist investors in evaluating the Company’s results of operations, period over period. Adjusted non-GAAP measures exclude significant unusual items. Investors should consider these non-GAAP measures as a supplement to, and not a substitute for financial information prepared on a GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the rules of the SEC because it excludes certain amounts included in net loss calculated in accordance with GAAP. Specifically, the Company calculates Adjusted EBITDA by GAAP net loss adjusted to exclude stock-based compensation expense, business combination related expenses and other one-time, non-recurring items.

The Company has included Adjusted EBITDA because it is a key measure used by Dragonfly’s management team to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses. As such, the Company believes Adjusted EBITDA is helpful in highlighting trends in the ongoing core operating results of the business.

Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of net loss or other results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect the Company’s cash expenditures, future requirements for capital expenditures, or contractual commitments;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

●	Adjusted EBITDA does not reflect the Company’s tax expense or the cash requirements to pay taxes;

●	although amortization and depreciation are non-cash charges, the assets being amortized and depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements;

●	Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which the Company may adjust in historical periods; and

●	other companies in the industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

Reconciliations of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

The following table presents reconciliations of EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure for each of the periods indicated.

Dragonfly Energy Holdings Corp.

Years Ended December 31, 2022 and 2021

(in thousands, except share and per share data)

	Unaudited 2022	2021
EBITDA Calculation
Net Income	$(19,111)	$4,338
Plus: Interest & Other Income	6,283	518
Plus: Taxes	(709)	1,611
Plus: Depreciation & Amortization	892	617
EBITDA	$(12,645)	$7,084

Adjustments to EBITDA
Plus: Stock Based Compensation	1,837	734
Plus: ERP Implementation	-	233
Plus: Promissory Note Forgiveness	469	-
Plus: Loss on Disposal of Assets	54	124
Plus: Separation Agreement	1,197	-
Plus: Business Combination Expenses	1,137	295
Adjusted EBITDA	$(7,951)	$8,470

Dragonfly Energy Holdings Corp.

Quarters Ended December 31, 2022 and 2021

(in thousands, except share and per share data)

	Unaudited 2022	2021
EBITDA Calculation
Net Income	$(11,655)	$(80)
Plus: Interest & Other Income	2,578	394
Plus:Taxes	991	(371)
Plus:Depreciation & Amortization	243	185
EBITDA	$(7,843)	$128

Adjustments to EBITDA
Plus:Stock Based Compensation	682	185
Plus:ERP Implementation	-	32
Plus:Loss on Disposal of Assets	(6)	-
Plus:Separtation Agreement	1,197	185
Plus:Business Comination Expenses	1,137	295
Adjusted EBITDA	$(4,833)	$825